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     PRICING SUPPLEMENT NO. 18                               Rule 424(b)(3)
     DATED: February 24, 1997                            File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

      Principal Amount:            Floating Rate Notes  Book Entry Notes
      $100,000,000                 [x]                  [x]

      Original Issue Date:         Fixed Rate Notes     Certificated Notes
      February 26, 1997            [_]                  [_]

      Maturity Date:
      February 26, 1999

      Option to Extend Maturity:   No  [x]

                                   Yes [_]   Final Maturity Date:

                                           Optional           Optional
                         Redemption        Repayment          Repayment
      Redeemable On      Price(s)          Date(s)            Price(s)
      -------------      --------          -------            --------

      N/A                N/A               N/A                N/A

     Applicable Only to Fixed Rate Notes:
     -----------------------------------

     Interest Rate:

     Applicable Only to Floating Rate Notes:
     --------------------------------------

      Interest Rate Basis:                  Maximum Interest Rate: N/A

      [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

      [_]  Federal Funds Rate               Interest Reset Date(s): *

      [_]  Treasury Rate                    Interest Reset Period: Quarterly

      [_]  LIBOR Reuters                    Interest Payment Date(s): **

      [x]  LIBOR Telerate

      [_]  Prime Rate                       Interest Payment Period: Quarterly

      [_]  CMT Rate

      Initial Interest Rate: 5.485%

      Index Maturity:  Three Months

      Spread (plus or minus): +0.11%

     -------------------------

     *    On the 26th of each month.

     **   On the 26th of each month and at maturity.

     The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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